Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) of our reports dated February 14, 2022 relating to the financial statements and financial highlights of Invesco Oppenheimer V.I. International Growth Fund, Invesco V.I. American Franchise Fund, Invesco V.I. American Value Fund, Invesco V.I. Balanced-Risk Allocation Fund, Invesco V.I. Capital Appreciation Fund, Invesco V.I. Comstock Fund, Invesco V.I. Conservative Balanced Fund, Invesco V.I. Core Equity Fund, Invesco V.I. Core Plus Bond Fund, Invesco V.I. Discovery Mid Cap Growth Fund, Invesco V.I. Diversified Dividend Fund, Invesco V.I. Equally-Weighted S&P 500 Fund, Invesco V.I. Equity and Income Fund, Invesco V.I. Global Core Equity Fund, Invesco V.I. Global Fund, Invesco V.I. Global Real Estate Fund, Invesco V.I. Global Strategic Income Fund, Invesco V.I. Government Money Market Fund, Invesco V.I. Government Securities Fund, Invesco V.I. Growth and Income Fund, Invesco V.I. Health Care Fund, Invesco V.I. High Yield Fund, Invesco V.I. International Growth Fund, Invesco V.I. Main Street Fund®, Invesco V.I. Main Street Mid Cap Fund®, Invesco V.I. Main Street Small Cap Fund®, Invesco® V.I. Nasdaq 100 Buffer Fund – December, Invesco® V.I. Nasdaq 100 Buffer Fund – September, Invesco® V.I. S&P 500 Buffer Fund – December, Invesco® V.I. S&P 500 Buffer Fund – September, Invesco V.I. Small Cap Equity Fund, Invesco V.I. Technology Fund, and Invesco V.I. U.S. Government Money Portfolio which appear in AIM Variable Insurance Funds (Invesco Variable Insurance Funds)’s Annual Report on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 27, 2022